EXHIBIT 3.9.1

ARTICLES OF AMENDMENT AND MERGER

MERGING MERITAGE HOMES OF ARIZONA, INC.

WITH AND INTO HANCOCK-MTH COMMUNITIES, INC.

AND

CHANGING SURVIVOR NAME TO MERITAGE HOMES OF ARIZONA, INC.

Dated June 18, 2004

Effective July 1, 2004

Pursuant to Section 10-1105 of the Arizona Business Corporation Act, Meritage Homes of Arizona, Inc., an Arizona corporation (“Meritage Homes of Arizona”) and Hancock-MTH Communities, Inc., an Arizona corporation (“Hancock-MTH”), hereby adopt the following Articles of Merger to merge Meritage Homes of Arizona with and into Hancock-MTH, with Hancock-MTH being the corporation surviving the merger (the “Merger”):

FIRST: The Plan of Merger is being simultaneously filed with the Arizona Corporation Commission.

SECOND: The names of the corporations that are the parties to this merger are Meritage Homes of Arizona, Inc., an Arizona corporation, and Hancock-MTH Communities, Inc., an Arizona corporation.

THIRD: The known place of business of Hancock-MTH, the surviving corporation, is 8501 E. Princess Drive, Suite #290, Scottsdale, Arizona 85255.

FOURTH: The name and address of the statutory agent of Hancock-MTH, the surviving corporation, are Lorence M. Zimtbaum, 8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255.

FIFTH: The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan of Merger, are as follows:

Name of Corporation	Designation of Class or Series	Number of Shares Outstanding	Shares Entitled to Vote
Meritage Homes of Arizona	Common	1,000	1,000
Hancock-MTH	Common	1,000	1,000

SIXTH: The total number of votes cast for and against the Plan of Merger by the holders of the common stock (the only class of stock of the respective corporations issued, outstanding and entitled to vote) is sufficient for approval by all voting groups and is as follows:

Name of Corporation	Shares Voted For	Shares Voted Against
Meritage Homes of Arizona	1,000	0
Hancock-MTH	1,000	0

SEVENTH: Article 1 of the Articles of Incorporation of Hancock-MTH is hereby amended and restated to read as follows:

“1. The name of the corporation is Meritage Homes of Arizona, Inc.”

EIGHTH: Article 3 of the Articles of Incorporation of Hancock-MTH is hereby amended and restated to read as follows:

“The aggregate number of shares that the corporation shall have authority to issue is two thousand (2,000) common shares, all of which shares shall be a single class.”

IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 18th day of June, 2004.

MERITAGE HOMES OF ARIZONA, INC., an Arizona corporation

By:	/s/ Ron French
Name:	Ron French
Title:	President

HANCOCK-MTH COMMUNITIES, INC., an Arizona corporation

By:	/s/ Ron French
Name:	Ron French
Title:	President

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STATE OF ARIZONA

ACCEPTANCE OF APPOINTMENT AS STATUTORY AGENT

of

MERITAGE HOMES OF ARIZONA, INC., an Arizona corporation,

To:	Arizona Corporation Commission
Incorporating Division
1210 West Washington
Phoenix, Arizona 85007

Please be advised that Lorence M. Zimtbaum, Esq., 8501 E. Princess Drive, Suite 290, Scottsdale, AZ 85255, a resident of the State of Arizona, hereby accepts and acknowledges appointment as statutory agent for service of process upon Meritage Homes of Arizona, Inc., an Arizona corporation, formerly known as Hancock-MTH Communities, Inc., an Arizona corporation, and consents to act in that capacity until removal or resignation.

EFFECTIVE the 1st day of July, 2004.

/s/ Lorence M. Zimtbaum
Lorence M. Zimtbaum

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PLAN OF MERGER

MERGING MERITAGE HOMES OF ARIZONA, INC.

WITH AND INTO HANCOCK-MTH COMMUNITIES, INC,

AND

CHANGING SURVIVOR NAME TO MERITAGE HOMES OF ARIZONA, INC.

This Plan of Merger has been prepared in accordance with Section 10-1101 of the Arizona Business Corporation Act.

1. Surviving Corporation. Meritage Homes of Arizona, Inc., an Arizona corporation (“Meritage Homes of Arizona”), shall be merged (the “Merger”) with and into Hancock-MTH Communities, Inc., an Arizona corporation (“Hancock-MTH”). Hancock-MTH shall be the corporation surviving the Merger.

2. Rights and Obligations. The Merger shall be effective as of the close of business on July 1, 2004 (the “Effective Date”), and as of the Effective Date, Hancock-MTH shall possess and be subject to all the rights, privileges, powers, franchises, property (real, personal and mixed), restrictions, disabilities, duties and debts of Meritage Homes of Arizona and Hancock-MTH.

3. Officers. The officers of Hancock-MTH after the Effective Date are listed on Exhibit A attached hereto, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.

4. Directors. Steven J. Hilton and John R. Landon shall be the directors of Hancock-MTH as of and after the Effective Date, and each of them shall hold office until their respective successor is elected and qualified, or until their earlier resignation or removal.

5. Bylaws. The Bylaws of Hancock-MTH that are in effect immediately prior to the Effective Date shall be the Bylaws of Hancock-MTH as of and after the Effective Date.

6. Articles of Incorporation. The Articles of Incorporation of Hancock-MTH that are in effect immediately prior to the Effective Date shall be the Articles of Incorporation of Hancock-MTH as of and after the Effective Date, except that the name of the surviving corporation shall be Meritage Homes of Arizona, Inc.

7. Exchange of Shares. As of the Effective Date, all shares of Meritage Homes of Arizona common stock issued and outstanding immediately prior to the Effective Date shall be converted into the right to receive from Hancock-MTH issued and outstanding shares of Hancock-MTH common stock (the “Merger Consideration”) at a rate of one share of Hancock-MTH common stock for each issued and outstanding share of Meritage Homes of Arizona common stock; provided, however, no fractional shares of Hancock-MTH common stock shall be issued and therefore all fractional shares of Hancock-MTH common stock after the conversion shall be rounded to the nearest whole share. No further action of the shareholders of Meritage Homes of Arizona is required to effect the conversion. As of the Effective Date, all shares of Meritage Homes of Arizona common stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Meritage Homes of Arizona common stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

This Plan of Merger which shall become effective July 1, 2004 was adopted and approved by the Board of Directors of Meritage Homes of Arizona by Unanimous Written Consent in Lieu of a Special Meeting of the Board of Directors of Meritage Homes of Arizona, dated as of June 18, 2004, and by the Board of Directors of Hancock-MTH by Unanimous Written Consent in Lieu of a Special Meeting of the Board of Directors of Hancock-MTH, dated as of June 18, 2004.

MERITAGE HOMES OF ARIZONA, INC., an Arizona corporation

By:	/s/ Ron French
Name:	Ron French
Title:	President

HANCOCK-MTH COMMUNITIES, INC., an Arizona corporation

By:	/s/ Ron French
Name:	Ron French
Title:	President

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Exhibit A

John R. Landon	Co-Chief Executive Officer and Co-Chairman
Steven J. Hilton	Co-Chief Executive Officer and Co-Chairman
Jim Arneson	Chief Operating Officer
Ron French	President
Roger A. Zetah	Vice President – Arizona Region CFO, Assistant Secretary
Larry W. Seay	Vice President – Secretary
Rick Morgan	Vice President – Treasurer, Assistant Secretary
Vicki Biggs	Vice President – Controller, Assistant Secretary
Lorence Zimtbaum	Vice President – Regional Corporate Counsel – Arizona Divisions
Robert Laak	Vice President – Director of Landbanking & Joint Ventures
Scott Keeffe	Vice President – Marketing

ARTICLES OF AMENDMENT AND MERGER

MERGING MONTEREY HOMES ARIZONA, INC.

WITH AND INTO MERITAGE HOMES OF ARIZONA, INC.

Effective July 1, 2005

Pursuant to Section 10-1105 of the Arizona Business Corporation Act, Meritage Homes of Arizona, Inc., an Arizona corporation (“Meritage Homes”), and Monterey Homes Arizona, Inc., an Arizona corporation (“Monterey”), hereby adopt the following Articles of Merger to merge Monterey with and into Meritage Homes, with Meritage Homes being the corporation surviving the merger (the “Merger”):

FIRST: The Plan of Merger is being simultaneously filed with the Arizona Corporation Commission.

SECOND: The names of the corporations that are the parties to this merger are Meritage Homes of Arizona, Inc., an Arizona corporation, and Monterey Homes Arizona, Inc., an Arizona corporation.

THIRD: The known place of business of Meritage Homes, the surviving corporation, is 8501 E. Princess Drive, Suite 200, Scottsdale, Arizona 85255.

FOURTH: The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan of Merger, are as follows:

Name of Corporation	Designation of Class or Series	Number of Shares Outstanding	Shares Entitled to Vote
Meritage Homes	Common	2,000	2,000
Monterey	Common	1,000	1,000

FIFTH: The total number of votes cast for and against the Plan of Merger by the holders of the common stock (the only class of stock of the respective corporations issued, outstanding and entitled to vote) is sufficient for approval by all voting groups and is as follows:

Name of Corporation	Shares Voted for	Shares Voted Against
Meritage Homes of Arizona, Inc.	2,000	0
Monterey Homes Arizona, Inc.	1,000	0

SIXTH: Article 1 of the Articles of incorporation of Meritage Homes is hereby restated to read as follows:

“1. The name of the corporation is Meritage Homes of Arizona, Inc.”

SEVENTH: Article 3 of the Articles of Incorporation of Meritage Homes is hereby amended and restated to read as follows:

“The aggregate number of shares that the corporation shall have authority to issue is one thousand (1,000) common shares, all of which shall be a single class.”

IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 30th day of June, 2005.

MERITAGE HOMES OF ARIZONA, INC., an Arizona corporation

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	VP - Secretary

MONTEREY HOMES ARIZONA, INC., an Arizona corporation

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	VP - Secretary

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